Exhibit 10.52

AMENDMENT NUMBER 4
TO THE INTEGRATED FACILITIES MANAGEMENT SERVICES AGREEMENT
BETWEEN JONES LANG LASALLE AMERICAS, INC. AND AMGEN INC.

This Amendment Number 4 (“Amendment 4”) is entered into as of March 20, 2013 by and between Jones Lang LaSalle Americas, Inc. (“Provider”) and Amgen Inc. (“Company”).
RECITALS
A.Company and Provider entered into that certain agreement titled Integrated Facilities Management Services Agreement effective as of February 4, 2009 and identified by contract number CSV-09-51444 pursuant to which Provider is to be performing integrated facilities services with respect to facilities operations and maintenance and general services as set forth therein (“Original Agreement”).
B.Thereafter, Company and Provider amended the Original Agreement through that certain Amendment Number 1 entered into as of March 31, 2010, Amendment Number 2 entered into as of May 12, 2011, and Amendment Number 3 entered into as of July 1, 2011 (the Original Agreement together with the above-referenced amendments shall be referred to hereinafter as the “Agreement”).
C.Company and Provider desire, and are willing, to amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions contained or referenced herein, the parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:

1.	DEFINITIONS
1.1    Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment 4 and the defined terms of the Agreement, the definitions set forth in this Amendment 4 shall control.
2.AMENDMENTS TO THE AGREEMENT
2.1Amendment to Section 3.8 of the Agreement. Section 3.8 (Service Level Reporting) of the Agreement is amended by replacing the text beginning with “3.8    Service Level Reporting. No later than” and ending with “Each such report shall:”, inclusive, with the following text:
“3.8    Service Level Reporting. No later than the eighth (8th) business day of each calendar month unless otherwise approved in writing (which writing, for purposes of this sentence, may take the form of a letter, a memo or an email from Company) and in advance by Company (or as otherwise specified in Exhibit C) during the Term and Termination Assistance Period, Provider shall provide Company with a monthly (or as otherwise specified in Exhibit C) performance report describing Provider's performance of the Services in the preceding month (or other time frame specified in Exhibit C), which report shall be made available to Company in an online, electronic form. Each report shall:”
2.2Amendment to Section 5.6 of the Agreement. Section 5.6 (Effect of Acceptance) of the Agreement is amended by deleting it in its entirety and replacing it with the following:
“5.6    Effect of Acceptance. No Change shall become effective without the approval of Company and Provider and, notwithstanding anything to the contrary set forth in this Article 5, such approval shall be in a writing signed by both Parties or approved of pursuant to an approval process specified by Company and maintained in Company's electronic system located at the following electronic location:
https://XXXXXXX.XXXXX.com/sites/JLLSERVICEMGMT/CCR/default.aspx

(which electronic location may be changed from time to time by Company upon prior written notice to Provider). If approved by Company and Provider, any such Change shall thereafter be deemed part of Provider's obligations under this Agreement and the relevant Order. Under no circumstances shall Provider be entitled to payment for any Change in Services that has not been approved by Company in accordance with this Article 5.”
2.3Amendment to Section 32.3 of the Agreement. Section 32.3 (Notices) of the Agreement is amended by adding the following to the end of that Section 32.3:
“Notwithstanding the foregoing, any notice required or permitted hereunder with respect to the subject matter set forth below shall be in writing (which writing, if specified in this Section 32.3 as permitted to be in an electronic format, shall be made to the email address specified herein) and submitted to the specified address or such other address as is subsequently specified by the Party in writing:
With respect to notices required or given pursuant to Exhibit C (Key Performance Indicators/Service Level Agreements), Article 5 (Establishing Orders and Change Control), Article 12 (Relationship Between Company and Provider), Section 13.1 (Subcontractors), Section 13.3 (Supply Contracts/Equipment Leases), Section 13.7 (Affiliates), 13.14 (Labor Management), Article 15 (Audits and Recordkeeping) and Section 23.1 (Safety Obligations) of the Agreement:

If to Company: XXX-XXXXXXXXXX@amgen.com With a copy to: XXXXXX XXXXXXX, Company Program Manager at XXXXXXX@amgen.com	If to Provider: XXXXX.XXX@am.jll.com With a copy to: XXXXX XXXX, Provider Program Manager at XXXXX.XXXX@am.jll.com
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2.4Amendment to Sub-section (b) of Section 3.10 (Incentive Compensation) of Exhibit D (Pricing) to the Agreement. Sub-section (b) of Section 3.10 (Incentive Compensation) of Exhibit D (Pricing) to the Agreement is hereby amended by replacing in the final sentence in that sub-section the words “Company shall pay to Provider undisputed amounts of Provider's Shared Savings” with the following: “Company shall pay to Provider undisputed amounts of Incentive Compensation”.
2.5Amendment to Sub-section 6.1 (Cost Baseline) of Section 6 (Savings Initiative Requirements and Process) of Exhibit D (Pricing) to the Agreement. Sub-section 6.1 (Cost Baseline) of Section 6 (Savings Initiative Requirements and Process) of Exhibit D (Pricing) to the Agreement is hereby amended by replacing the phrase “2010 Fiscal Year Potential Management Fees with the following: “2010 Fiscal Year actual Management Fees”.
2.6Amendment to Exhibit H (Quality Plan) of the Agreement. Exhibit H (Quality Plan) of the Agreement is hereby amended and replaced in its entirety with the following: “Provider and Company acknowledge and agrees that that certain document setting forth the minimum expected quality requirements signed by Provider (dated November 8, 2011) and Company (dated November 10, 2011) (the “Quality Plan”) is incorporated herein by reference and applies hereto. Changes to the Quality Plan will be made pursuant to Article 5 of the Agreement.”
2.7Amendment to Exhibit M (Background Check Certification Form) of the Agreement. Exhibit M (Background Check Certification Form) of the Agreement is hereby amended and replaced in its entirety with the following: “Company may make changes to the Background Check Certification Form upon prior written notice to Provider. Notwithstanding anything to the contrary in the Agreement, such notice to be made to Provider at the following email address: XXXXXXXX@amgen.com (the “Background Form Notice Recipient”). Provider may, upon prior written notice to Company, from time to time change the email address of the Background Form Notice Recipient.”

3.CONCLUSION
Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.

IN WITNESS THEREOF, the authorized representatives of the parties have executed this Amendment 4 to the Agreement as of the date first set forth above.

JONES LANG LASALLE AMERICAS, INC.	AMGEN INC.
By: /s/ Scott S. Darling	By: /s/ Sergio de Andrade
Name: Scott S. Darling	Name: Sergio de Andrade
Title: Account Executive, SRVP Jones Lang LaSalle Corporate Solutions	Title: Senior Manager

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